Owl Rock Capital Corporation Renamed to Blue Owl Capital Corporation

NEW YORK — July 6, 2023 — Effective today, Owl Rock Capital Corporation is renamed to Blue Owl Capital Corporation (the “Company”) and, beginning with today’s trading session, its ticker symbol on the New York Stock Exchange will be “OBDC”. CUSIPs for the equity and unsecured notes of the Company will not change and its outstanding unsecured notes will also trade under “OBDC”. Additionally, the Company’s new website address is www.blueowlcapitalcorporation.com. The Company’s day-to-day business remains unchanged.

Blue Owl Capital Corporation is managed by an investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (NYSE: OWL). Effective today, the Company’s investment adviser is renamed as “Blue Owl Credit Advisors LLC”.

ABOUT BLUE OWL CAPITAL CORPORATION

Blue Owl Capital Corporation is a specialty finance company focused on lending to U.S. middle-market companies. As of March 31, 2023, the Company had investments in 187 portfolio companies with an aggregate fair value of $13.2 billion. The Company has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (NYSE: OWL) and part of Blue Owl’s Credit platform, which focuses on direct lending and has approximately $71.6 billion of assets under management as of March 31, 2023.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-419-3000

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com